UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): April 7, 2009

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA		94404
(Address of principal executive offices)		(Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2009, the Compensation Committee of the Board of Directors of SciClone Pharmaceuticals, Inc. ( “SciClone”) unanimously approved amending the Employment Agreement and the Change in Control Agreement, each dated June 2, 2006 with Dr. Friedhelm Blobel, SciClone’s President and Chief Executive Officer.

The Employment Agreement previously provided for a Long Term Incentive Plan (“LTIP”) for Dr. Blobel for the fiscal years ending December 31, 2006, 2007 and 2008. Under the amendment to the Employment Agreement (the “Employment Agreement Amendment”):

•	There is a new LTIP period for the fiscal years ending December 31, 2009, 2010 and 2011;

•	The maximum aggregate target amount at the end of the three year period is $450,000; and

•

As with the former LTIP period, any payment under the LTIP at the end of the three year period is subject to the Compensation Committee’s assessment of the achievement of certain performance goals mutually established between the Compensation Committee and Dr. Blobel.

Under the terms of the Change of Control Agreement, Dr. Blobel was previously due a one time lump sum payment equal to one hundred fifty percent (150%) of his then-present annual base salary in the event that a change in control in SciClone occurred and Dr. Blobel’s employment was either terminated without cause or constructively terminated within twelve months thereafter (an “Change of Control Acceleration Event”). In addition, when Dr. Blobel joined SciClone in 2006, he was granted stock options with both time-based vesting contingent upon his continued service with SciClone as well as options that vest based upon the achievement of certain performance metrics. The vesting on stock options subject to time-based vesting accelerates and vests in full upon a Change of Control Acceleration Event. However, acceleration for stock option vesting applied only to Dr. Blobel’s first option grant with time-based vesting and did not extend to all unvested options subject to time-based vesting.

Under the amendment to the Change of Control Agreement (the “Change of Control Agreement Amendment”)”

•

The lump sum cash payment has been expanded to be the sum of (a) one hundred fifty percent (150%) of his then-present annual base salary, and (b) if Dr. Blobel’s employment is terminated prior to December 31, 2011, $12,500 per month for each full month worked after January 1, 2009, or if Dr. Blobel’s employment is terminated after December 31, 2011 but he has yet to be paid the bonus under the LTIP, $450,000; and

•

Any unvested option to purchase SciClone’s common stock held by Dr. Blobel will vest in full upon a Change of Control Acceleration Event so long as such option is subject to time-based vesting based upon Dr. Blobel’s continued service with SciClone and therefore does not contain performance-based vesting whereby vesting is contingent upon the achievement of certain individual or corporate-based performance metrics.

Both the Employment Agreement Amendment and the Change of Control Agreement Amendment are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and each are incorporated by reference herein in their entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1    Amendment No. 1 dated April 7, 2009 to the Employment Agreement by and between SciClone Pharmaceuticals, Inc. and Dr. Friedhelm Blobel dated June 2, 2006.

Exhibit 99.2    Amendment No. 1 dated April 7, 2009 to the Change of Control Agreement by and between SciClone Pharmaceuticals, Inc. and Dr. Friedhelm Blobel dated June 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2009	SCICLONE PHARMACEUTICALS, INC.

	By:	/s/ GARY S. TITUS
Gary S. Titus
Chief Financial Officer and Senior Vice President, Finance

Exhibit Index

Exhibit No.	Description

99.1	Amendment No. 1 dated April 7, 2009 to the Employment Agreement by and between SciClone Pharmaceuticals, Inc. and Dr. Friedhelm Blobel dated June 2, 2006.

99.2	Amendment No. 1 dated April 7, 2009 to the Change of Control Agreement by and between SciClone Pharmaceuticals, Inc. and Dr. Friedhelm Blobel dated June 2, 2006.